Exhibit 10.10

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of March 15, 2021, by and among Perfect Moment Ltd., a Delaware corporation (the “Borrower”), and each Buyer (as defined below, and with their respective assignees pursuant to Section 23, collectively, the “Secured Parties” and each, individually, a “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 15, 2021, by and among the Borrower and each party that is a “Buyer” party thereto (the “Purchase Agreement”), the Borrower shall sell, and the Buyers shall purchase, the “Notes” (as defined in the Purchase Agreement); and

WHEREAS, it is a condition precedent to the Buyers purchasing the Notes that the Borrower shall have granted a security interest in and to the Collateral (as defined in this Agreement) to the Secured Parties to secure all of the Borrower’s obligations under the Purchase Agreement, the Notes issued pursuant thereto and the other Transaction Documents, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Purchase Agreement or the Notes, as the case may be. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Purchase Agreement or the Notes; provided, however, if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a) “Account” means an account (as that term is defined in the Code).

(b) “Account Debtor” means an account debtor (as that term is defined in the Code).

(c) “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d) “Books” means books and records indicating, summarizing, or evidencing the Borrower’s assets (including the Collateral) or liabilities, the Borrower’s Records relating to its business operations (including, without limitation, stock ledgers) or financial condition, and the Borrower’s goods or General Intangibles related to such information.

(e) “Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited); (iv) in the case of a limited liability company, membership interests and (v) any other interest or participations that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

(f) “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(g) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(h) “Collateral” means the assets of the Borrower specified in Section 2 and the Stock Collateral; provided that notwithstanding the foregoing, “Collateral” shall not include any Excluded Capital Stock.

(i) “Commencement Notice” means a written notice, given by any Secured Party to the other Secured Parties, pursuant to which such Secured Party notifies the other Secured Parties of the existence of one or more Events of Default and of such Secured Party’s intent to commence the exercise of one or more of the remedies provided for under this Agreement with respect to all or any portion of the Collateral as a consequence thereof, which notice shall incorporate a reasonably detailed description of each Event of Default then existing and of the remedial action proposed to be taken.

(j) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code).

(k) “Control Agreement” means a control agreement, in form and substance satisfactory to Secured Parties, executed and delivered by the Borrower, one or more Secured Parties, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), as may be amended, restated, supplemented, or otherwise modified from time to time.

(l) “Copyrights” means all copyrights and copyright registrations, and also includes

(i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of the Borrower’s business symbolized by the foregoing or connected therewith, and (v) all of the Borrower’s rights corresponding thereto throughout the world.

(m) “Copyright Security Agreement” means each Copyright Security Agreement among the Borrower and Secured Parties, in substantially the form of Exhibit A attached hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time.

(n) “Deposit Account” means a deposit account (as that term is defined in the Code).

(o) “Domestic Subsidiary” means any Subsidiary that is a U.S. Person other than an Excluded Domestic Subsidiary.

(p) “Equipment” means all equipment (as that term is defined in the Code) in all of its forms of the Borrower, wherever located, and all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefor.

(q) “Event of Default” has the meaning specified therefor in the Notes.

(r) “Excluded Capital Stock” means (i) any Capital Stock in any Foreign Subsidiary that is not a First Tier Foreign Subsidiary; (ii) an Capital Stock in any Foreign Subsidiary (including for the avoidance of doubt any Excluded Domestic Subsidiary) in excess of sixty five percent (65%) of the total outstanding voting Capital Stock in such Foreign Subsidiary;

(iii) any Capital Stock in any Unrestricted Subsidiary; (iv) pledges of, and security interests in, certain assets, which are prohibited by applicable law; and (v) any Capital Stock in any joint venture or any non-wholly owned Subsidiary to the extent the articles or certificate of incorporation, bylaws or other governing documents or other customary agreements with other equity holders do not permit the pledge of such Capital Stock or require the consent of a person other than the Borrower or any of its Subsidiaries.

(s) “Excluded Domestic Subsidiary” means any Subsidiary that is a U.S. Person and (i) is a Subsidiary of a “controlled foreign corporation” under Section 957 of the IRS Code (“CFC”); or (ii) substantially all of the assets of such Subsidiary consists of Capital Stock of one or more CFC or other U.S. Persons substantially all of the assets of which consist of Capital Stock of one or more CFCs.

(t) “First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower or its Domestic Subsidiaries directly owns or controls more than fifty percent (50%) of such Foreign Subsidiary’s issued and outstanding shares of Capital Stock.

(u) “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary and any Excluded Domestic Subsidiary.

(v) “IRS Code” means the Internal Revenue Code of 1986, as amended or modified from time to time.

(w) “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(x) “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(y) “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(z) “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(aa) “Intellectual Property Licenses” means rights under or interests in any Patent, Trademark, Copyright or other intellectual property, including software license agreements with any other party, whether the Borrower is a licensee or licensor under any such license agreement, as may be amended, restated, supplemented, or otherwise modified from time to time.

(bb) “Inventory” means all inventory (as that term is defined in the Code) in all of its forms of the Borrower, wherever located, including, without limitation, (i) all oil, gas, or other hydrocarbons and all products and substances derived therefrom, all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including goods in which the Borrower has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by the Borrower, and all accessions thereto, products thereof and documents therefor.

(cc) “Investment Related Property” means (i) investment property (as that term is defined in the Code), and all Pledged Interests.

(dd) “Issuer” means the issuers of the shares of Pledged Interests.

(ee) “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, (excluding deposits made with exchanges, depositories or clearing corporations in the ordinary course of business), encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

(ff) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(gg) “Notes” means the “Notes” as defined in the Purchase Agreement.

(hh) “Patents” means all patents and patent applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of the Borrower’s rights corresponding thereto throughout the world.

(ii) “Patent Security Agreement” means each Patent Security Agreement in substantially the form of Exhibit B attached hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time.

(jj) “Permitted Liens” means:

(i) liens on property or assets of the Borrower existing on the date hereof and set forth in Schedule 3(n) to the Purchase Agreement;

(ii) any lien created under any Note, the Purchase Agreement or this Agreement;

(iii) any lien existing on any property or asset prior to the acquisition thereof by the Borrower, provided that

(1) such lien is not created in contemplation of or in connection with such acquisition and

(2) such lien does not apply to any other property or assets of the Borrower;

(iv) liens for taxes, assessments and governmental charges;

(v) pledges and deposits made in the ordinary course of business in compliance, with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(vi) deposits to secure the performance of bids, trade contracts (other than for indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(vii) zoning restrictions, easements, licenses, covenants, conditions, rights-of- way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower;

(viii) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower, provided that

(1) such security interests secure indebtedness permitted by this Agreement, the Notes or the Purchase Agreement,

(2) such security interests are incurred, and the indebtedness secured thereby is created, within 90 days after such acquisition (or construction),

(3) the indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements, equipment or other personal property (tangible or intangible) at the time of such acquisition (or construction) and

(4) such security interests do not apply to any other property or assets of the Borrower;

(ix) liens on property or assets of the Borrower securing the indebtedness permitted under Section 3.01(a)(ii) and (iii) of the Notes;

(x) liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default hereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review, provided the Borrower shall have set aside on its books adequate reserves with respect to such judgment or award; and

(xi) deposits, liens or pledges to secure payments of workmen’s compensation and other payments, public liability, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business.

(kk) “Permitted Secured Party” means, with respect to the exercise of any remedy provided for under this Agreement, any Secured Party that has delivered a Commencement Notice with respect to the exercise of such remedy to the other Secured Parties and has not received a Veto Notice with respect thereto within the Veto Period; provided, however, there shall only be a single Permitted Secured Party that may exercise any specific remedy at any one time (it being agreed that if a Commencement Notice is delivered by more than one Secured Party with respect to any remedy provided for under this Agreement, then the first Secured Party to deliver a Commencement Notice and not receive a Veto Notice within the Veto Period shall be the only Secured Party that may exercise such remedy).

(ll) “Person” has the meaning specified therefor in the Purchase Agreement.

(mm) “Pledged Companies” means, each Person listed on Schedule 1 hereto as a “Pledged Company,” together with each other Person all or a portion of whose Stock is acquired or otherwise owned by the Borrower after the date hereof.

(nn) “Pledged Interests” means the shares of capital stock of each Issuer, now owned or existing or owned, acquired, or arising hereafter, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to the Borrower while the Pledge Agreement is in effect (including, without limitation, all of the other economic rights, titles and interests of the Borrower as a shareholder or owner of such Issuer; whether set forth in the articles, bylaws or other governing document of such Issuer, by separate agreement or otherwise).

(oo) “Proceeds” means all “Proceeds” as such term is defined in Section 9-102(64) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

(pp) “Real Property” means any estates or interests in real property now owned or hereafter acquired by the Borrower and the improvements thereto.

(qq) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(rr) “Secured Obligations” mean all of the present and future payment and performance obligations of Borrower arising under the Purchase Agreement, this Agreement, the Notes, and the other Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(ss) “Securities Account” means a securities account (as that term is defined in the Code).

(tt) “Security Documents” means, collectively, this Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Control Agreement, and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by the Borrower as security for any of the Secured Obligations, as may be amended, restated, supplemented, or otherwise modified from time to time.

(uu) “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

(vv) “Significant Secured Party” means, on any date of determination, any Secured Party holding twenty percent (20%) or more of the aggregate principal amount of Notes outstanding on such date.

(ww) “Stock” means all shares, options, warrants, interests (including, without limitation, membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(xx) “Stock Collateral” means the Pledged Interests and all Proceeds therefrom.

(yy) “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(zz) “Trademarks” means all trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of the Borrower’s business symbolized by the foregoing or connected therewith, and (v) all of the Borrower’s rights corresponding thereto throughout the world.

(aaa) “Trademark Security Agreement” means each Trademark Security Agreement in substantially the form of Exhibit C attached hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time.

(bbb) “Transaction Documents” has the meaning specified in the Recitals above.

(ccc) “URL” means “uniform resource locator,” an internet web address.

(ddd) “Veto Notice” means, with respect to any Commencement Notice, a written notice given by any Significant Secured Party to the other Secured Parties pursuant to which such Significant Secured Party notifies the other Secured Parties of its objection to the commencement of the remedial action specified in such Commencement Notice and certifies that, to the best of its knowledge, it is a Significant Secured Party.

(eee) “Veto Period” means, with respect to any Commencement Notice, the period of ten (10) consecutive calendar days following the delivery of such Commencement Notice to the Secured Parties.

2. Grant of Security. The Borrower hereby unconditionally grants, assigns, and pledges to each Secured Party a separate, continuing security interest (each, a “Security Interest” and, collectively, the “Security Interests”) in all assets of the Borrower (other than the Excluded Capital Stock) as the Collateral, including, without limitation, such Borrower’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a) all of Borrower’s Pledged Interests (but not including the Excluded Capital Stock);

(b) all of such Borrower’s Accounts;

(c) all of such Borrower’s Books;

(d) all of such Borrower’s Chattel Paper;

(e) all of such Borrower’s Deposit Accounts;

(f) all of such Borrower’s Equipment and fixtures;

(g) all of such Borrower’s General Intangibles;

(h) all of such Borrower’s Inventory;

(i) all of such Borrower’s Investment Related Property (but not including the Excluded Capital Stock);

(j) all of such Borrower’s Negotiable Collateral;

(k) all of such Borrower’s rights in respect of Supporting Obligations;

(l) all of such Borrower’s Commercial Tort Claims;

(m) all of such Borrower’s money, cash, cash equivalents, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any Secured Party;

(n) all of the Proceeds other than Proceeds from Excluded Capital Stock. Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property (other than Excluded Capital Stock) or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to the Borrower or any Secured Party from time to time with respect to any of the Investment Related Property (other than Excluded Capital Stock).

3. Security for Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Borrower to Secured Parties, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Borrower.

4. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Schedule 2 attached hereto sets forth the chief executive office of the Borrower as of the date hereof.

(b) This Agreement creates a valid security interest in all of the Collateral, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing the Borrower, as a debtor, and Secured Parties, as secured parties. Upon the making of such filings, Secured Parties shall each have a junior priority (subject only to the Permitted Liens) perfected security interest in all of the Collateral to the extent such security interest can be perfected by the filing of a financing statement. All action by the Borrower necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

(c) (i) Except for the Security Interests created hereby, the Borrower is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 1; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of the Borrower ; (iii) the Borrower has the right and requisite authority to pledge all Investment Related Property pledged by it to each Secured Party as provided herein; (iv) all actions necessary or desirable to perfect, establish the junior priority (subject to the Permitted Liens) of, or otherwise protect, Secured Parties’ respective Liens in the Investment Related Property pledged hereunder, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by any Secured Party of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the Borrower; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 3 attached hereto for the Borrower with respect to the Pledged Interests that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) he Borrower has delivered to and deposited with any Secured Party (or, with respect to any Pledged Interests created or obtained after the date hereof, will deliver and deposit in accordance with Sections 5(a) and 7 hereof) all certificates representing the Pledged Interests now or hereafter owned by it to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by the Borrower has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject. Notwithstanding the foregoing, the Pledged Interests shall under no circumstances include the Excluded Capital Stock.

(d) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by the Borrower in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Borrower, or (ii) for the exercise by any Secured Party of the voting or other rights provided in this Agreement with respect to Investment Related Property pledged hereunder or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally and (B) for any consent that may be required for the assignment of any Intellectual Property License that expressly provides that such Intellectual Property License is not assignable (or is not assignable without the consent of the other party to such Intellectual Property License).

5. Covenants. The Borrower covenants and agrees with each Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23 hereof (but only to the extent the particular assets described in this Section 5 constitute Collateral hereunder):

(a) Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Secured Parties’ respective Security Interests is dependent on or enhanced by possession, the Borrower, immediately upon the request of any Secured Party, shall execute such other documents and instruments as shall be requested by such Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to such Secured Party, together with such undated powers endorsed in blank as shall be requested by such Secured Party.

(b) Chattel Paper.

(i) The Borrower shall take all steps reasonably necessary to grant each Secured Party control of all Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Purchase Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii) If the Borrower retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of any Secured Party, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of [names of Secured Parties].”

(c) Control Agreements. The Borrower shall not establish or maintain any Deposit Account or Securities Account (or any other similar account) unless (i) the Borrower shall have provided each Secured Party with ten (10) days’ advance written notice of each such account or (ii) the Secured Parties shall have received a Control Agreement in respect of such account concurrently with the opening thereof or on the Closing Date (as applicable). The Borrower shall ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Deposit Account that is subject to a Control Agreement and deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to the Borrower) into a Deposit Account subject to a Control Agreement.

(d) Letter-of-Credit Rights. that the Borrower that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 2 Business Days after becoming a beneficiary) notify Secured Parties thereof and, upon the request by any Secured Party, enter into a multi-party agreement with Secured Parties and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Secured Parties and directing all payments thereunder to Secured Parties, all in form and substance satisfactory to Secured Parties.

(e) Commercial Tort Claims. The Borrower shall promptly (and in any event within 2 Business Days of receipt thereof) notify Secured Parties in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by any Secured Party to give Secured Parties a junior priority (subject to the Permitted Liens), perfected security interest in any such Commercial Tort Claim.

(f) Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Borrower shall promptly (and in any event within 2 Business Days of the creation thereof) notify Secured Parties thereof in writing and execute any instruments or take any steps reasonably required by any Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to Secured Parties, and shall provide written notice thereof and take all other appropriate actions under the Assignment of Claims Act or other applicable law to provide each Secured Party a junior -priority perfected security interest in such contract.

(g) Intellectual Property.

(i) Upon request of any Secured Party, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office or any other applicable Governmental Authority, the Borrower shall execute and deliver to Secured Parties one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Secured Parties’ respective Liens on the Borrower’s Copyrights, Trademarks or Patents.

(ii) The Borrower shall have the duty (A) to promptly sue for infringement, misappropriation, or dilution with respect to its rights in Intellectual Property and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, unless the Borrower in the exercise of its reasonable business judgment determines any such Trademarks pending has only de minimis commercial value, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, unless the Borrower in the exercise of its reasonable business judgment determines any such Patent pending has only de minimis commercial value, and (D) to take all reasonable and necessary action to preserve and maintain all of each the Borrower’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Borrower in the exercise of its reasonable business judgment determines any such licenses has only de minimis commercial value. The Borrower shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office, except for those Copyrights which the Borrower in the exercise of its reasonable business judgment determines has only de minimis commercial value. The Borrower shall promptly file an application with the United States Patent and Trademark Office for any patentable invention or unregistered trademark, tradename, service name or service mark that has not been registered with the United States Patent and Trademark Office except for those patentable inventions and unregistered trademarks, tradenames, service names or service marks which the Borrower in the exercise of its reasonable business judgment determines have only de minimis commercial value. Any expenses incurred in connection with the foregoing shall be borne by the Borrower. The Borrower further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License, unless in the exercise of its reasonable business judgment the Borrower determines has only de minimis commercial value.

(iii) The Borrower acknowledges and agree that Secured Parties shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 5(g), the Borrower acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including fees and expenses of attorneys and other professionals) shall be for the sole account of the Borrower and shall be deemed to be Secured Obligations.

(h) Investment Related Property.

(i) If the Borrower shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within two (2) Business Days of receipt thereof) identify such Pledged Interests in a written notice to Secured Parties;

(ii) All sums of money and property paid or distributed in respect of the Investment Related Property pledged hereunder which are received by the Borrower shall be held by the Borrower in trust for the benefit of Secured Parties segregated from the Borrower’s other property, and the Borrower shall deliver it forthwith to the Secured Parties in the exact form received;

(iii) The Borrower shall promptly deliver to Secured Parties a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv) The Borrower shall not make or consent to any material amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests; and

(v) The Borrower agrees that it will cooperate with Secured Parties in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interests on the Investment Related Property pledged hereunder or any sale or transfer thereof; and

(i) Transfers and Other Liens. The Borrower shall not (i) sell, lease, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, except inventory in the ordinary course of the business of the Borrower and immaterial amounts of obsolete office and other equipment and supplies, and except as expressly permitted by this Agreement and the other Transaction Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of the Borrower, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by any Secured Party to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents.

(j) Preservation of Existence. The Borrower shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(k) Maintenance of Properties. The Borrower shall maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(l) Maintenance of Insurance. The Borrower shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, property, hazard, rent and business interruption insurance) with respect to all of its assets and properties (including, without limitation, all real properties leased or owned by it and any and all Inventory and Equipment) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, in each case, acceptable to the Secured Parties.

(m) Other Actions as to Any and All Collateral. The Borrower shall promptly (and in any event within two (2) Business Days of acquiring or obtaining such Collateral) notify Secured Parties in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, registered Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code, or instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of any Secured Party, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things deemed necessary or desirable by any Secured Party to protect Secured Parties’ respective Security Interests therein.

6. Relation to Other Transaction Documents. The provisions of this Agreement shall be read and construed with the Transaction Documents referred to below in the manner so indicated.

(a) Purchase Agreement and Notes. In the event of any conflict between any provision in this Agreement and any provision in the Purchase Agreement or Notes, such provision of the Purchase Agreement or Notes shall control, except to the extent the applicable provision in this Agreement is more restrictive with respect to the rights of the Borrower or imposes more burdensome or additional obligations on the Borrower, in which event the applicable provision in this Agreement shall control.

(b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements or the Patent Security Agreements shall limit any of the rights or remedies of any Secured Party hereunder.

7. Further Assurances.

(a) The Borrower agrees that from time to time, at its own expense, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Secured Party may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) The Borrower authorizes the filing by any Secured Party of financing or continuation statements, or amendments thereto, and the Borrower will execute and deliver to such Secured Party such other instruments or notices, as may be necessary or as such Secured Party may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby.

(c) The Borrower authorizes any Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. The Borrower also hereby ratifies any and all financing statements or amendments previously filed by any Secured Party in any jurisdiction.

(d) The Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of each Secured Party affected thereby, subject to the Borrower’s rights under Section 9-509(d)(2) of the Code.

(e) The Borrower shall permit each Secured Party or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower not more frequently than once per calendar quarter during ordinary business hours of the Borrower upon five (5) days’ prior notice; provided, however, upon the occurrence and continuance of an Event of Default, the limitation on the frequency of such examinations and inspections and the prior notification requirements shall be eliminated.

8. Secured Parties’ Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, any Secured Party (a) may proceed to perform any and all of the obligations of the Borrower contained in any contract, lease, or other agreement and exercise any and all rights of the Borrower therein contained as fully as the Borrower itself could, (b) shall have the right to use the Borrower’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by the Borrower and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of such Secured Party or any of its nominees.

9. Secured Parties Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints each Secured Party as the attorney-in-fact of the Borrower. In the event the Borrower fails to execute or deliver in a timely manner any Transaction Document or other agreement, document, certificate or instrument which the Borrower now or at any time hereafter is required to execute or deliver pursuant to the terms of the Notes or any other Transaction Document, each Secured Party shall have full authority in the place and stead of the Borrower, and in the name of the Borrower, to execute and deliver each of the foregoing. Without limitation of the foregoing, each Secured Party shall have full authority in the place and stead of the Borrower, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which such Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of the Borrower;

(b) to receive and open all mail addressed to the Borrower and to notify postal authorities to change the address for the delivery of mail to the Borrower to that of such Secured Party;

(c) to receive, endorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which such Secured Party may deem necessary or desirable for the collection of any of the Collateral of the Borrower or otherwise to enforce the rights of any Secured Party with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to the Borrower in respect of any Account of the Borrower;

(f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, customer lists, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of the Borrower; and

(g) such Secured Party shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if such Secured Party shall commence any such suit, the Borrower, at the request of such Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by such Secured Party in aid of such enforcement.

To the extent permitted by law, the Borrower hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Such power-of-attorney granted pursuant to this Section 9 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

10. Secured Parties May Perform. If the Borrower fails to perform any agreement contained herein, any Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of such Secured Party incurred in connection therewith shall be payable by the Borrower.

11. Secured Parties’ Duties; Bailee for Perfection. The powers conferred on Secured Parties hereunder are solely to protect the Secured Parties’ respective interests in the Collateral and shall not impose any duty upon any Secured Party in favor of the Borrower or any other Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, no Secured Party shall have any duty to the Borrower or any other Secured Party as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. A Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which such Secured Party accords its own property. Each Secured Party agrees that, with respect to any Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Secured Party in possession of any such Collateral shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party’s Lien in such Collateral, provided that no Secured Party shall be obligated to obtain or retain possession of any such Collateral. Without limiting the generality of the foregoing, Secured Parties and the Borrower hereby agree that any Secured Party that is in possession of any Collateral at such time as the Secured Obligations owing to such Secured Party have been paid in full may re-deliver such Collateral to the Borrower or, if requested by any Secured Party prior to such re-delivery, may deliver such Collateral (unless otherwise restricted by applicable law or court order and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) to the requesting Secured Party, without recourse to or representation or warranty by the Secured Party in such possession.

12. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, any Secured Party may (a) notify Account Debtors of the Borrower that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to such Secured Party or that such Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of the Secured Obligations.

13. Disposition of Pledged Interests by Secured Party. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal, state or other securities laws of the United States or any other jurisdiction, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Borrower understands that in connection with such disposition, any Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities laws and sold on the open market. The Borrower , therefore, agrees that: (a) if a Secured Party shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, such Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that such Secured Party has handled the disposition in a commercially reasonable manner.

14. Voting Rights.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) any Secured Party may, at its option, and with two (2) Business Days prior notice to the Borrower , and in addition to all rights and remedies available to Secured Parties under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by the Borrower , but under no circumstances is any Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if such Secured Party duly exercises its right to vote any of such Pledged Interests, the Borrower hereby appoints such Secured Party as the Borrower’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that such Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. Such power-of-attorney granted pursuant to this Section 14 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

(b) For so long as the Borrower shall have the right to vote the Pledged Interests owned by it, the Borrower covenants and agrees that it will not, without the prior written consent of Secured Parties, vote or take any consensual action with respect to such Pledged Interests which would materially or adversely affect the rights of Secured Parties exercising the voting rights owned by the Borrower or the value of the Pledged Interests.

15. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Any Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, the Borrower expressly agrees that, in any such event, any Secured Party without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon the Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Borrower to, and the Borrower hereby agrees that it will at its own expense and upon request of such Secured Party forthwith, assemble all or part of the Collateral as directed by such Secured Party and make it available to such Secured Party at one or more locations where the Borrower regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of such Secured Party’s offices or elsewhere, for cash, on credit, and upon such other terms as such Secured Party may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. No Secured Party shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Any Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Each Secured Party is hereby granted a license or other right to use, without liability for royalties or any other charge, the Borrower’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and the Borrower’s rights under all licenses and all franchise agreements shall inure to the benefit of such Secured Party.

(c) Any cash held by any Secured Party as Collateral and all proceeds received by any Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 16 hereof. In the event the proceeds of Collateral are insufficient for the Satisfaction in Full of the Secured Obligations (as defined below), the Borrower shall remain jointly and severally liable for any such deficiency.

(d) The Borrower hereby acknowledges that the Secured Obligations arose out of a commercial transaction within the meaning of the Code. Each Secured Party shall have the right to the appointment of a receiver for the properties and assets of the Borrower, and the Borrower hereby consents to such rights and such appointment and hereby waives any objection the Borrower may have thereto or the right to have a bond or other security posted by any Secured Party.

(e) Notwithstanding anything in this Agreement to the contrary, each Secured Party agrees that it will not exercise any remedy provided for under this Agreement with respect to all or any portion of the Collateral unless such Secured Party is a Permitted Secured Party (provided that the foregoing shall not prevent any Secured Party from commencing or participating in any Insolvency Proceeding or taking any action (other than with respect to the Collateral) to enforce the payment or performance of the Borrower’s obligations under any of the Notes, or other Transaction Documents; and provided, further, that this Section 15(e) shall be inapplicable at any time when there is only one Secured Party). This Section 15(e) is not intended to confer any rights or benefits upon the Borrower, or any of them, or any other Person except Secured Parties, and no Person other than Secured Parties shall have any right to enforce any of the provisions of this Section 15(e). Any action that such Secured Party may take under this Agreement shall be conclusively presumed to have been authorized and approved by the other Secured Parties.

(f) Each Secured Party may, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon the Borrower or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to the Borrower’s Deposit Accounts in which any such Secured Party’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the Borrower to pay the balance of such Deposit Account to or for the benefit of such Secured Party, and (ii) with respect to the Borrower’s Securities Accounts in which such Secured Party’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the Borrower to (A) transfer any cash in such Securities Account to or for the benefit of such Secured Party, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of such Secured Party.

16. Priority of Liens; Application of Proceeds of Collateral. Each Secured Party hereby acknowledges and agrees that, notwithstanding the time or order of the filing of any financing statement or other registration or document with respect to the Collateral and the Security Interests, or any provision of this Agreement, any other Security Document, the Code or other applicable law, solely as amongst the Secured Parties, the separate Security Interests of the Secured Parties shall have the same rank and priority; provided, that, the foregoing shall not apply to any Security Interest of a Secured Party that is void or voidable as a matter of law. In furtherance thereof, all proceeds of Collateral received by any Secured Party shall be applied as follows:

(a) first, ratably to pay any expenses due to any of the Secured Parties (including, without limitation, the reasonable costs and expenses paid or incurred by any Secured Party to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated) or indemnities then due to any of the Secured Parties under the Transaction Documents, until paid in full;

(b) second, ratably to pay any fees or premiums then due to any of the Secured Parties under the Transaction Documents, until paid in full;

(c) third, ratably to pay interest due in respect of the Secured Obligations then due to any of the Secured Parties, until paid in full;

(d) fourth, ratably to pay the principal amount of all Secured Obligations then due to any of the Secured Parties, until paid in full;

(e) fifth, ratably to pay any other Secured Obligations then due to any of the Secured Parties; and

(f) sixth, to the Borrower or such other Person entitled thereto under applicable law.

17. Remedies Cumulative. Each right, power, and remedy of any Secured Party as provided for in this Agreement or in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Secured Party of any or all such other rights, powers, or remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Secured Party and that the remedy at law for any such breach may be inadequate. The Borrower therefore agrees that, in the event of any breach or any threatened breach, each Secured Party shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

18. Marshaling. No Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of any Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

19. Acknowledgment.

(a) Each Secured Party hereby agrees and acknowledges that no other Secured Party has agreed to act for it as an administrative or collateral agent, and each Secured Party is and shall remain solely responsible for the attachment, perfection and priority of all Liens created by this Agreement or any other Security Document in favor of such Secured Party. No Secured Party shall have by reason of this Agreement or any other Transaction Document an agency or fiduciary relationship with any other Secured Party. No Secured Party (which term, as used in this sentence, shall include reference to each Secured Party’s officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of such Secured Party’s affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents). Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of such Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by such Secured Party’s actual gross negligence or willful misconduct (it being understood and agreed by each Secured Party that the delivery by any Significant Secured Party of one or more Veto Notices shall not be deemed to be or construed as gross negligence or willful misconduct on the part of the Secured Party delivering any such Veto Notice). No Secured Party assumes any responsibility for any failure or delay in performance or breach by the Borrower or any Secured Party of its obligations under this Agreement or any other Transaction Document. No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Obligations, Collateral, or Transaction Document. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii)  the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Collateral, or the attachment, perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Borrower or any Account Debtor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by the Borrower of any of the duties or agreements of the Borrower under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

(b) Each Secured Party hereby acknowledges and represents that it has, independently and without reliance upon any other Secured Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of the Borrower and its own decision to enter into the Transaction Documents and to purchase the Notes, and each Secured Party has made such inquiries concerning the Transaction Documents, the Collateral and the Borrower as such Secured Party feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the Transaction Documents without any other Secured Party. Each Secured Party hereby further acknowledges and represents that the other Secured Parties have not made any representations or warranties to it concerning the Borrower, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Transaction Documents. Each Secured Party also hereby acknowledges that it will, independently and without reliance upon the other Secured Parties, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining to take any other action under this Agreement or the Transaction Documents. No Secured Party shall have any duty or responsibility to provide any other Secured Party with any notices, reports or certificates furnished to such Secured Party by the Borrower or any credit or other information concerning the affairs, financial condition, business or assets of the Borrower which may come into possession of such Secured Party.

20. Indemnity and Expenses.

(a) Without limiting any obligations of the Borrower under the Purchase Agreement or the Notes, the Borrower agrees to indemnify all Secured Parties from and against all claims, lawsuits and liabilities (including attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the Satisfaction in Full of the Secured Obligations.

(b) The Borrower , shall, upon demand, pay to each Secured Party all of the costs and expenses which such Secured Party may incur in connection with (i) the exercise of its rights set forth in this Agreement, (ii) the custody or preservation of, , or, upon an Event of Default and the continuance thereof, the use, operation or sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (iii) the exercise or enforcement of any of the rights of such Secured Party hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

21. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No provision of this Agreement may be amended other than by an instrument in writing signed by the Borrower and each Significant Secured Party, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 21 shall be binding on all Secured Parties, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the Secured Parties or (2) imposes any obligation or liability on any Secured Party without such Secured Party’s prior written consent (which may be granted or withheld in such Secured Party’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that all of the Significant Secured Parties (in a writing signed by all of the Significant Secured Parties) may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 21 shall be binding on all Secured Parties, provided that no such waiver shall be effective to the extent that it

(1) applies to less than all the Secured Parties (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Secured Party without such Secured Party’s prior written consent (which may be granted or withheld in such Secured Party’s sole discretion).

22. Addresses for Notices. All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Purchase Agreement and (b) shall be delivered, (i) in the case of notice to the Borrower, by delivery of such notice to the Borrower at the Borrower’s address specified in the Purchase Agreement or at such other address as shall be designated by the Borrower in a written notice to each of the Secured Parties in accordance with the provisions thereof, and (ii) in the case of notice to any Secured Party, by delivery of such notice to such Secured Party at its address specified in the Purchase Agreement or at such other address as shall be designated by such Secured Party in a written notice to the Borrower and each other Secured Party in accordance with the provisions thereof.

23. Separate, Continuing Security Interests; Assignments under Transaction Documents. This Agreement shall create a separate, continuing security interest in the Collateral in favor of each Secured Party and shall (a) remain in full force and effect until Satisfaction in Full of the Secured Obligations, (b) be binding upon the Borrower and its’ respective permitted successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may, in accordance with the provisions of the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon Satisfaction in Full of the Secured Obligations, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower or any other Person entitled thereto. At such time, each Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or any other Transaction Document, or any other instrument or document executed and delivered by the Borrower to any Secured Party nor any additional loans made by any Secured Party to the Borrower , nor the taking of further security, nor the retaking or re- delivery of the Collateral the Borrower , or any of them, by any Secured Party, nor any other act of Secured Parties, or any of them, shall release the Borrower from any obligation, except a release or discharge executed in writing by all Secured Parties. No Secured Party shall by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by such Secured Party and then only to the extent therein set forth. A waiver by any Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which such Secured Party would otherwise have had on any other occasion.

24. Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Collateral may be brought, at any Secured Party’s option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

25. Miscellaneous.

(a) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file (or other electronic image that can be opened and printed by the recipient) of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b) Omnibus Signature Page. Pursuant to the terms and conditions of the Purchase Agreement and the other Transaction Documents, it is hereby agreed that the execution by the Buyer of the Buyer’s Omnibus Signature Page attached to the Purchase Agreement shall make the Buyer a party to, and shall constitute agreement of the Buyer to be bound by, the terms and conditions hereof, with the same effect as if this Agreement were separately signed by the Buyer.

(c) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(e) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(g) Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Secured Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Secured Obligations in full. Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

(h) All dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

BORROWER:	PERFECT MOMENT LTD., a Delaware corporation

By:
Name:
Title:

BUYERS:	See Omnibus Signature Page to Securities Purchase Agreement,
Security Agreement and Registration Rights Agreement

SCHEDULE 1

PLEDGED COMPANIES

Name of Pledgor	Name of Pledged Company	Percentage of Class Owned
Perfect Moment Ltd.	Perfect Moment Asia Limited	100%

SCHEDULE 2

CHIEF EXECUTIVE OFFICE OF BORROWER

SCHEDULE 3

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Borrower	Jurisdictions
Perfect Moment Ltd.	Delaware

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

[See Exhibit 10.12 to this Registration Statement on Form S-1]

EXHIBIT B

PATENT SECURITY AGREEMENT

[See Exhibit 10.13 to this Registration Statement on Form S-1]

EXHIBIT C

TRADEMARK SECURITY AGREEMENT

[See Exhibit 10.14 to this Registration Statement on Form S-1]